Exhibit 4.12

FOURTH SUPPLEMENTAL INDENTURE TO BE DELIVERED

BY GUARANTEEING SUBSIDIARIES

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of February 3, 2012, among L-3 Communications Corporation (or its permitted successor), a Delaware corporation (the “Company”), each direct or indirect subsidiary of the Company signatory hereto (each, a “Guaranteeing Subsidiary”, and collectively, the “Guaranteeing Subsidiaries”), and The Bank of New York Mellon, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Guaranteeing Subsidiaries party thereto have heretofore executed and delivered to the Trustee (1) an indenture dated May 21, 2010 (the “Base Indenture”), (2) a first supplemental indenture dated as of May 21, 2010 (the “First Supplemental Indenture”) providing for the issuance of $800,000,000 4.750% Senior Notes due 2020 (the “2020 Notes”) , (3) a second supplemental indenture dated as of February 7, 2011 (the “Second Supplemental Indenture”) for the issuance of $650,000,000 4.95% Senior Notes due 2021 (the “2021 Notes”) and (4) a third supplemental indenture dated as of November 22, 2011(the “Third Supplemental Indenture”, together with the First Supplemental Indenture, the Second Supplemental Indenture and the Base Indenture, collectively, the “Indenture”) for the issuance of $500,000,000 3.95% Senior Notes due 2016 (the “2016 Notes”, together with the 2020 Notes and the 2021 Notes, collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations (as defined in the Indenture) under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. SUBSIDIARY GUARANTOR. The Guaranteeing Subsidiaries hereby agree to each be Guarantors under the Indenture and to be bound by, and in accordance with, the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3. RELEASES. The Guarantees of the Guaranteeing Subsidiaries shall be unconditionally released and discharged as provided in Section 10.4 of the Indenture.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

9. BENEFITS ACKNOWLEDGED. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Fourth Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

10. SUCCESSORS. All agreements of the Guaranteeing Subsidiaries in this Fourth Supplemental Indenture shall bind its successors, except as otherwise provided in Section 10.4 of the Indenture. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: February 3, 2012	L-3 COMMUNICATIONS CORPORATION

	By:	/s/ Steven M. Post
Name: Steven M. Post
Title: Senior Vice President, General Counsel and Corporate Secretary

3Di Technologies, LLC, a Maryland limited liability company

Broadcast Sports Inc., a Delaware corporation

D.P. Associates Inc., a Virginia corporation

Electrodynamics, Inc., an Arizona corporation

Engility Holdings, Inc., a Delaware corporation

Funa International, Inc., a Florida corporation

International Resources Group Ltd., a Delaware corporation

Interstate Electronics Corporation, a California corporation

L-3 Applied Technologies, Inc., a Delaware corporation

L-3 Domestic Holdings, Inc., a Delaware corporation

L-3 National Security Solutions, Inc., a Delaware corporation

L-3 Tactical Systems, Inc., a Delaware corporation

L-3 Training Technology Group, Inc., a Delaware corporation

L-3 Unidyne, Inc., a Delaware corporation

L-3 Chesapeake Sciences Corporation, a Maryland corporation

L-3 Communications Advanced Laser Systems Technology, Inc., a Florida corporation

L-3 Communications AIS GP Corporation, a Delaware corporation

L-3 Communications Avionics Systems, Inc., a Delaware corporation

L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation

L-3 Communications CyTerra Corporation, a Delaware corporation

L-3 Communications Dynamic Positioning and Control Systems, Inc., a California corporation

L-3 Communications Electron Technologies, Inc., a Delaware corporation

L-3 Communications EO/IR, Inc., a Florida corporation

L-3 Communications ESSCO, Inc., a Delaware corporation

L-3 Communications Flight Capital LLC, a Delaware limited liability company

L-3 Communications Flight International Aviation LLC, a Delaware limited liability company

L-3 Communications Foreign Holdings, Inc., a Delaware corporation

L-3 Communications Germany Holdings, LLC, a Delaware limited liability company

L-3 Communications Investments Inc., a Delaware corporation

L-3 Communications Klein Associates, Inc., a Delaware corporation

L-3 Communications MariPro, Inc., a California corporation

L-3 Communications Mobile-Vision, Inc., a New Jersey corporation

L-3 Communications Security and Detection Systems, Inc., a Delaware corporation

L-3 Communications Sonoma EO, Inc., a California corporation

L-3 Communications Vector International Aviation LLC, a Delaware limited liability company

L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company

L-3 Communications Westwood Corporation, a Nevada corporation

L-3 Fuzing and Ordnance Systems, Inc., a Delaware corporation

L-3 G.A. International, Inc., a Florida corporation

L-3 Global Communications Solutions, Inc., a Virginia corporation

L-3 Services, Inc., a Delaware corporation

L-3 Unmanned Systems, Inc., a Texas corporation

LinCom Wireless, Inc., a Delaware corporation

Pac Ord Inc., a Delaware corporation

Power Paragon, Inc., a Delaware corporation

SPD Electrical Systems, Inc., a Delaware corporation

SPD Switchgear Inc., a Delaware corporation

Titan Facilities, Inc., a Virginia corporation

As Guaranteeing Subsidiaries

By:	/s/ Steven M. Post
Name: Steven M. Post
Title: Senior Vice President, Secretary

L-3 Communications Integrated Systems L.P., a Delaware limited partnership

By:	L-3 COMMUNICATIONS AIS GP CORPORATION,
as General Partner

By:	/s/ Steven M. Post
Name: Steven M. Post
Title: Senior Vice President, Secretary

Dated: February 3, 2012	THE BANK OF NEW YORK MELLON,
as Trustee

	By:	/s/ Natalie Lawrence
Name: Natalie Lawrence
Title: Authorized Signatory